Exhibit 24.1

 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation (“Corporation”), does hereby make, nominate and appoint DOUGLAS M. BAKER, JR., JAMES J. SEIFERT and MICHAEL C. McCORMICK, and each of them, individually, to be my attorney-in-fact, with full power and authority to sign his name to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933, as amended, of not more than 4,000,000 shares of Ecolab Inc. Common Stock, par value $1.00 per share, Preferred Stock Purchase Rights associated with the Common Stock, plus an indeterminate amount of interests to be offered or sold, all for the Ecolab Savings Plan and ESOP for Traditional Benefit Employees, and any and all amendments thereto, provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact, and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 2nd day of August, 2012.

/s/Barbara J. Beck
Barbara J. Beck

/s/Leslie S. Biller
Leslie S. Biller

/s/Jerry A. Grundhofer
Jerry A. Grundhofer

/s/Arthur J. Higgins
Arthur J. Higgins

/s/Joel W. Johnson
Joel W. Johnson

/s/Michael Larson
Michael Larson

/s/Jerry W. Levin
Jerry W. Levin

/s/Robert L. Lumpkins
Robert L. Lumpkins

/s/C. Scott O’Hara
C. Scott O’Hara

/s/Victoria J. Reich
Victoria J. Reich

/s/Daniel S. Sanders
Daniel S. Sanders

/s/Mary M. VanDeWeghe
Mary M. VanDeWeghe